EXHIBIT A

                        AMENDED AND RESTATED NOTE


$20,000,000                                     March 10, 1998


            STANDARD MANAGEMENT CORPORATION, a corporation organized under the laws of Indiana (the "Borrower"), for value received, hereby promises to pay to the order of FLEET NATIONAL BANK, a national banking association having an office at 777 Main Street, Hartford, Connecticut (the "Bank"), the principal sum of TWENTY MILLION DOLLARS ($20,000,000), or, if less, the amount loaned by the Bank to the Borrower pursuant to the Revolving Line of Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office, in like money, at the rates of interest as provided in the Agreement described below, on the date(s) and in the manner provided in said Agreement.


            The date and amount of each type of loan made by the Bank to the Borrower under this Note and the Agreement referred to below, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.


            This is the Note referred to in that certain Amended and Restated Revolving Line of Credit Agreement dated as of November 8, 1996 by and between the Borrower and the Bank, as amended by that certain Amendment No. 1 to Amended and Restated Revolving Line of Credit Agreement dated as of the date hereof by and between the Borrower and the Bank (as further amended from time to time the "Agreement"), and evidences the Loans issued by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Agreement.


            The Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.


            The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.


            This Note is being substituted for and replaces that certain Note dated November 8, 1996 in the principal amount of $16,000,000 made by the Borrower in favor of the Bank. Nothing herein shall be construed to constitute payment or discharge of any of the indebtedness due and owing under said prior promissory note.


            This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of Connecticut.


                              STANDARD MANAGEMENT CORPORATION



                              By STEPHEN M. COONS
                                Name:Stephen M. Coons, Esq.
                                Title:Executive Vice President and
                                        General Counsel

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            Amount of Loan   Amount of Payment      Balance
DATE                                               Outstanding     Notation By